Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated and effective as of December 29, 2017 (the “Effective Date”), by and between INVENTERGY GLOBAL, INC., a corporation incorporated under the laws of the State of Delaware (the “Company”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, up to Eight Million and No/100 United States Dollars ($8,000,000) of senior secured convertible, redeemable debentures (in the form attached hereto as Exhibit A, the “Debenture(s)”), of which Four Million and No/100 United States Dollars ($4,000,000) shall be purchased on the date hereof (the “First Closing”) for the total purchase price of Four Million and No/100 United States Dollars ($4,000,000) (the “Purchase Price”), and up to Four Million and No/100 United States Dollars ($4,000,000) may be purchased in additional closings as set forth in Section 4.2 below (the “Additional Closings”) (each of the First Closing and the Additional Closings are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings”), all subject to the terms and provisions hereinafter set forth;

WHEREAS, the Company, Inventergy, Inc., a corporation organized and existing under the laws of the State of Delaware, eOn Communications Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, Inventergy Holding, LLC, a limited liability company organized and existing under the laws of the State of Delaware, Inventergy Innovations, LLC, a limited liability company organized and existing under the laws of the State of Delaware and Inventergy LBS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (together, jointly and severally the “Corporate Guarantors” and together with the Company and any other person or entity to hereafter become a guarantor(s) or party hereunder, collectively, the “Credit Parties”), have each agreed to secure all of the Company’s Obligations to Buyer under the Debentures, this Agreement and all other Transaction Documents by granting to the Buyer an unconditional and continuing security interest in all of the assets and properties of the Company and the Corporate Guarantors, whether now existing or hereafter acquired, pursuant to those certain Security Agreements, each dated as of the date hereof (in the forms attached hereto as Exhibit B, the “Security Agreements”);

WHEREAS, the Corporate Guarantors will receive a substantial benefit from the Buyer’s purchase of the Debenture and, as such, have agreed to guarantee all of the Obligations of the Buyer under the Debentures, this Agreement and all other Transactions Documents pursuant to those certain Guaranty Agreements, each dated as of the date hereof (in the form attached hereto as Exhibit C, the “Guaranty Agreements”); and

WHEREAS, as security for the payment and performance of any and all of the Company’s Obligations to Buyer under the Debentures, this Agreement and all other Transaction Agreements, the Company has agreed to execute those certain Pledge Agreements in favor of Buyer, whereby the Company shall pledge to the Buyer all of its right, title and interest in and to, and provide a first priority lien and security interest on, certain issued and outstanding shares of common stock of each Guarantor, each dated as of the date hereof (in the form attached hereto as Exhibit D, the “Pledge Agreements”).

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NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1         “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2         “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3         “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.4         “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.5         “Common Stock” means the common stock of the Company, par value $0.001 per share.

2.6         “Compliance Certificate” means that certain compliance certificate executed by an officer of the Company in the form attached hereto as Exhibit E.

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2.7         “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.8         “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.9         “Collateral” shall have the meaning given to it in the Security Agreements.

2.10       “Corporate Guarantor(s)” shall have the meaning given to it in the recitals hereof.

2.11       “Credit Party(ies)” shall have the meaning given to it in the recitals hereof.

2.12       “Debenture(s)” shall have the meaning given to it in the preamble hereof.

2.13       “Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.14       “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.15       “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.16       “Fee Debenture” shall mean that certain debenture, or any replacement, substitution or amended and restated form thereof, in the principal amount of Three Million Five Hundred Thousand and no/100 United States Dollars ($3,500,000), issued by the Company in favor of the Buyer, the form of which is attached hereto as Exhibit G.

2.17       “Fee Debenture Advisory Fee” shall have the meaning given to it in Section 7.5(a) hereof.

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2.18       “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.19       “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.20       “Guaranty Agreements” shall have the meaning given to it in the recitals hereof.

2.21       “Guarantors” shall have the meaning given to it in the recitals hereof.

2.22       “Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.23       “INVT Instruction Letter” means that certain instruction letter executed by an officer of INVT SPE, LLC in the form attached hereto as Exhibit F.

2.24       “Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions to be entered into by and among the Buyer, the Company and the Company’s transfer agent, in the form attached hereto as Exhibit H.

2.25       “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.26       “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.27       “Leases” means all leases for real or personal property.

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2.28       “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Company; (ii) a material impairment of the ability of the Company to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) any material portion of the “Collateral” (as such term is defined in the Security Agreements); (B) the legality, validity, binding effect or enforceability against the Credit Parties of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Buyer under any Transaction Documents; (D) the rights or remedies of the Buyer under any of the Transaction Documents; or (E) a material adverse effect or impairment on the Buyer’s ability to sell the shares of the Company’s Common Stock issuable to Buyer under any Transaction Documents without limitation or restriction. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Buyer, in its sole, but reasonably exercised, discretion.

2.29       “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or the Corporate Guarantors or any of their Assets are bound and which: (i) must be disclosed to any Governmental Authority or any other laws, rules or regulations of any Governmental Authority; (ii) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from the Company or the Corporate Guarantors; (iii) involves delivery, purchase, licensing or provision, by or to the Company or the Corporate Guarantors, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-Five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company or the Corporate Guarantors’ business as now conducted and as contemplated to be conducted in the future; (iv) involves a Company Lease; (v) imposes any guaranty, surety or indemnification obligations on the Company or the Corporate Guarantors; or (vi) prohibits the Company or the Corporate Guarantors from engaging in any business or competing anywhere in the world.

2.30       “Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Agreement, the Debentures or any other Transaction Documents, or any other agreement between any of the Credit Parties and the Buyer, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.31       “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.32       “OTC Markets” means the OTC Markets Group, Inc.

2.33       “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.34       “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

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2.35       “Pledge Agreement” shall have the meaning given to it in the recitals hereof.

2.36       “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.37       “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.38       “Profit Sharing Advisory Fee” shall have the meaning given to it in Section 7.5(b) hereof.

2.39       “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.40       “Rule 144” shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

2.41       “SEC” shall mean the United States Securities and Exchange Commission.

2.42       “Securities” means, collectively, the Debentures, the Fee Debenture, and any additional shares of Common Stock issuable in connection with a conversion of the Debentures, the Fee Debenture or the terms of this Agreement or any other Transaction Documents.

2.43       “Security Agreements” shall have the meaning given to it in the recitals hereof.

2.44       “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.45       “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

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2.46       “Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by any Credit Party in connection with this Agreement, including the Debentures, the Security Agreements, the Guaranty Agreements, the Use of Proceeds Confirmation, the Irrevocable Transfer Agent Instructions, the Pledge Agreements, the Fee Debenture, INVT Instruction Letter and the Validity Certificates, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.47       “Use of Proceeds Confirmation” means that certain use of proceeds confirmation executed by an officer of the Company in the form attached hereto as Exhibit I.

2.48       “Validity Certificate(s)” shall mean those certain validity certificates executed by such officers and directors of the Company as the Buyer shall require, in the Buyer’s sole discretion, the form of which is attached hereto as Exhibit J.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) references to the words “share” or “shareholder”, if in reference to the Company, shall refer to “units” or “unitholder” respectively and (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation”.

ARTICLE IV

PURCHASE AND SALE OF DEBENTURES

4.1         Purchase and Sale of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to Buyer, at each Closing, Debentures in the amount of the purchase price applicable to each Closing as more specifically set forth below.

4.2         Closing Dates. The First Closing of the purchase and sale of the Debentures shall be for Four Million and No/100 United States Dollars ($4,000,000), and shall take place on the Effective Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Additional Closings of the purchase and sale of the Debentures shall be at such times and for such amounts as determined in accordance with Section 4.4 below, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”) (collectively referred to as the “Closing Dates”). The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

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4.3         Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Company, to a Company account designated by the Company, the aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

4.4         Additional Closings. At any time after the First Closing but prior to the maturity date of any of the Debentures issued in the First Closing, the Company may request that Buyer purchase additional Debentures hereunder in Additional Closings by written notice to Buyer, and, subject to the conditions below, Buyer shall purchase such additional Debentures in such amounts and at such times as Buyer and the Company may mutually agree, so long as the following conditions have been satisfied, in Buyer’s sole and absolute discretion: (i) no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default hereunder or thereunder; and (ii) any additional purchase of Debentures beyond the purchase of Debentures at the First Closing shall have been approved by Buyer, which approval may be given or withheld in Buyer’s sole and absolute discretion.

ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Company, that:

5.1         Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2         Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3         Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

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5.4         Information. Buyer and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to fully rely on the Company’s representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5         No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6         Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Buyer to purchase the Securities, the Company makes the following representations and warranties to Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement and as of the date of each Closing hereunder, and which shall survive the execution and delivery of this Agreement:

6.1         Subsidiaries. A list of all of the Company’s Subsidiaries, direct and indirect, is set forth in Schedule 6.1 hereto.

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6.2         Organization. Each of the Company and the Corporate Guarantors is a corporation, limited liability company, or other form of legally recognized entity, as applicable, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, and has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. Each of the Company and the Corporate Guarantors is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal names of the Credit Parties are as set forth in the preamble to this Agreement, and the Credit Parties do not currently conduct, nor have the Credit Parties, during the last five (5) years conducted, business under any other name or trade name.

6.3         Authority and Approval of Agreement; Binding Effect. The execution and delivery by Credit Parties of this Agreement and the Transaction Documents, and the performance by each Credit Party of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by each Credit Party and its board of directors, stockholders, members, managers, partners pursuant to all applicable Laws and no other action or Consent on the part of any Credit Party, its board of directors, managers, stockholders members, partners or any other Person is necessary or required by the Credit Parties to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Credit Parties (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of each Credit Party) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against each Credit Party in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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6.4         Capitalization. The authorized capital stock or other capitalization of the Company and the Corporate Guarantors, as applicable, is set forth in Schedule 6.4 attached hereto. All of such outstanding shares or other securities of each Credit Party are validly issued, fully paid and non-assessable and have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares or other securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Effective Date, no shares of capital stock or other securities of the Company or the Corporate Guarantors are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by Company or the Corporate Guarantors. The Company’s Common Stock is currently quoted by OTC Markets on the Pink Sheets under the trading symbol “INVT”. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. Except as disclosed in the “Public Documents” (as hereinafter defined) and except for the Securities to be issued pursuant to this Agreement, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or the Corporate Guarantors or any of their securities; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to the Buyer true, complete and correct copies of: each of the Company and the Corporate Guarantors’ respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar organizational and governing documents (the “Organizational Documents”). Except for the Organizational Documents or as disclosed in the Public Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of any Credit Party.

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6.5         No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Company or the Corporate Guarantors; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which the Company or the Corporate Guarantors are a party or by which any of their Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Company or the Corporate Guarantors or any of their Assets. The Company and the Corporate Guarantors are not in violation of any Company or the Corporate Guarantors’ Organizational Documents and the Company and the Corporate Guarantors are not in default or breach (and no event has occurred which with notice or lapse of time or both could put any Credit Party in default or breach) under, and the Company and the Corporate Guarantors have not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or the Corporate Guarantors are a party or by which any property or Assets of the Company or the Corporate Guarantors are bound or affected. The businesses of the Company and the Corporate Guarantors are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company and the Corporate Guarantors are not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which Company and the Corporate Guarantors are required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company and the Corporate Guarantors are not aware of any facts or circumstances which might give rise to any of the foregoing.

6.6         Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.7         Financial Statements. The Company has delivered to the Buyer an audited consolidated Balance Sheet and Statement of Income for fiscal year ending December 31, 2016, and an unaudited consolidated Balance Sheet and Statement of Income as of June 30, 2017 (collectively, together with any financial statements filed by the Company with the SEC, any Principal Trading Market, or any other Governmental Authority, if applicable, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly and accurately present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the best knowledge of the Company, no other information provided by or on behalf of the Company and its Subsidiaries to the Buyer, either as a disclosure schedule to this Agreement, or otherwise in connection with Buyer’s due diligence investigation of the Company and its Subsidiaries, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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6.8         Public Documents. The Common Stock of the Company is registered pursuant to Section 12 of the Exchange Act and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, the OTC Markets, or any other Governmental Authority, as applicable (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Public Documents”). The Company is current with its filing obligations with the SEC, the OTC Markets, or any other Governmental Authority, as applicable, and all Public Documents have been filed on a timely basis by the Company. The Company represents and warrants that true and complete copies of the Public Documents are available on the SEC website or the OTC Markets website, as applicable (www.sec.gov, or www.otcmarkets.com) at no charge to Buyer, and Buyer acknowledges that it may retrieve all Public Documents from such websites and Buyer’s access to such Public Documents through such website shall constitute delivery of the Public Documents to Buyer; provided, however, that if Buyer is unable to obtain any of such Public Documents from such websites at no charge, as result of such websites not being available or any other reason beyond Buyer’s control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such Public Documents. The Company shall also deliver to Buyer true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the requirements of the OTC Markets that have been prepared but not filed with the OTC Markets as of the date hereof. None of the Public Documents, at the time they were filed with the SEC, the OTC Markets, or other Governmental Authority, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Public Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the Public Documents). As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the Public Documents complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC and OTC Markets with respect thereto.

6.9         Absence of Certain Changes. Since the date of the most recent of the Financial Statements, none of the following have occurred:

(a)          There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)          Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Credit Parties other than in the Credit Parties’ Ordinary Course of Business.

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6.10       Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Encumbrances granted to the Buyer under the Transaction Documents; (ii) could adversely affect the ability of the Company to perform its Obligations under the Transaction Documents; (iii) would constitute a default under any of the Transaction Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect. In addition: (vi) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (vii) there is no outstanding Judgments against or affecting the Company, its business or Assets; (viii) the Company is not in breach or violation of any Contract; and (ix) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.11       Liabilities and Indebtedness of the Company. Except as set forth on Schedule 6.11, the Credit Parties do not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) Obligations incurred in the Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect; or (iii) Obligations owed to the Buyer.

6.12       Title to Assets. The Company and the Corporate Guarantors have good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company and the Corporate Guarantors as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company and the Corporate Guarantors’ Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.13       Real Estate.

(a)          Real Property Ownership. Except for the Company Leases and as set forth on Schedule 6.13, the Credit Parties do not own any Real Property.

(b)          Real Property Leases. Except for ordinary office Leases disclosed to the Buyer in writing prior to the date hereof (the “Credit Party Leases”), the Credit Parties do not lease any other Real Property. With respect to each of the Credit Party Leases: (i) the Credit Parties have been in peaceful possession of the property leased thereunder and neither the Credit Parties nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Credit Parties or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the officers or directors of Credit Parties which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Credit Party Leases, or any of them, or have a Material Adverse Effect on the business of any Credit Party , its Assets or its operations or financial results. The Credit Parties have not violated nor breached any provision of any such Credit Party Leases, and all Obligations required to be performed by the Credit Parties under any of such Credit Party Leases have been fully, timely and properly performed. The Credit Parties have delivered to the Buyer true, correct and complete copies of all Credit Party Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Credit Parties have not received any written or oral notice to the effect that any of the Credit Party Leases will not be renewed at the termination of the term of such Credit Party Leases, or that any of such Credit Party Leases will be renewed only at higher rents.

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6.14       Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by any Credit Party which, if accepted, would create a Material Contract with any Credit Party. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of each Credit Party and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which , through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Credit Parties. Further, no Credit Party has received notice, nor does any Credit Party have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.15       Compliance with Laws. To the knowledge of the Company and the Corporate Guarantors and their officers, Company and the Corporate Guarantors are and at all times have been in full compliance with all Laws. No Credit Party has received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.16       Intellectual Property. The Credit Parties own or possess adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted (collectively, the “IP Rights”). All IP Rights, and any federal, state, local or foreign patent and trademark office, or functional equivalent thereof where any such IP Rights may be filed or registered, is set forth in Schedule 6.16. All of the IP Rights are owned by the Credit Parties, except for IP rights licensed by the Credit Parties, which licensed IP Rights are specifically outlined and described in Schedule 6.16. If any IP Rights are licensed by any Credit Party, the underlying license agreement or other agreement pursuant to which such IP Rights are licensed (collectively, the “License Agreements”), permits Buyer to encumber such License Agreements without any further consent or approval of any other Person, including the underlying owner of such IP Rights, such that if there was an Event of Default and Buyer foreclosed on all Collateral, Buyer would have the right to use such IP Rights under the License Agreements, subject only to Buyer’s obligation to comply with the terms of such License Agreements. The Credit Parties do not have any knowledge of any infringement by any Credit Party of any IP Rights of others, and, to the knowledge of the Credit Parties, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to any Credit Party’s knowledge, being threatened against, any Credit Party regarding IP Rights or other intellectual property infringement; and is the Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing.

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6.17       Labor and Employment Matters. The Company and the Corporate Guarantors are not involved in any labor dispute or, to the knowledge of each Credit Party, is any such dispute threatened. To the knowledge of the Company and the Corporate Guarantors and their officers, none of the employees of the Company or the Corporate Guarantors are members of a union and the Company and the Corporate Guarantors believe that their relations with their employees are good. To the knowledge of the Company and the Corporate Guarantors and their officers, the Company and the Corporate Guarantors have complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.18       Employee Benefit Plans. Except as disclosed to the Buyer in writing prior to the date hereof, the Company and the Corporate Guarantors do not have and have not ever maintained, and have no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Credit Parties participate (collectively, the “Employee Benefit Plans”). To Company and the Corporate Guarantors’ knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company and the Corporate Guarantors’ knowledge, the Company and the Corporate Guarantors have promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.19       Tax Matters. The Company and each Guarantor has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company and each Guarantor has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, each Credit Party has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and each Credit Party has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and the Corporate Guarantors know of no basis for any such claim. The Credit Parties have withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to any Credit Party regarding Taxes.

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6.20       Insurance. The Company and the Corporate Guarantors are each covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company and the Corporate Guarantors are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company and the Corporate Guarantors have complied with the provisions of such Insurance Policies. The Company and the Corporate Guarantors have not been refused any insurance coverage sought or applied for and the Company and the Corporate Guarantors do not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Corporate Guarantors.

6.21       Permits. The Company and the Corporate Guarantors possess all Permits necessary to conduct its business, and Company and the Corporate Guarantors have not received any notice of, or are otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company and the Corporate Guarantors are in full compliance with the respective requirements of all such Permits.

6.22       Bank Accounts; Business Location. Schedule 6.22 sets forth, with respect to each account of the Credit Parties with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company and the Corporate Guarantors have no office or place of business other than as identified on Schedule 6.22 and each of the Company and the Corporate Guarantors’ principal places of business and chief executive offices are indicated on Schedule 6.22. All books and records of the Company and the Corporate Guarantors and other material Assets of the Company and the Corporate Guarantors are held or located at the principal offices of the Company and the Corporate Guarantors indicated on Schedule 6.22.

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6.23       Environmental Laws. Except as are used in such amounts as are customary in the Ordinary Course of Business of the Company and the Corporate Guarantors and in compliance with all applicable Environmental Laws, the Company and the Corporate Guarantors represent and warrant to Buyer that: (i) the Company and the Corporate Guarantors have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Company and the Corporate Guarantors (whether or not owned by the Company and the Corporate Guarantors) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Company and the Corporate Guarantors comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the Company and the Corporate Guarantors’ knowledge, threatened; and (iv) the Company and the Corporate Guarantors do not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

6.24       Illegal Payments. Neither the Company, the Corporate Guarantors, nor any director, officer, agent, employee or other Person acting on behalf of the Company and the Corporate Guarantors has, in the course of his actions for, or on behalf of, the Company and the Corporate Guarantors: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.25       Related Party Transactions. Except for arm’s length transactions pursuant to which the Company and the Corporate Guarantors make payments in the Ordinary Course of Business upon terms no less favorable than the Company and the Corporate Guarantors could obtain from third parties, none of the officers, directors or employees of the Company and the Corporate Guarantors, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the ownership interests of the Company and the Corporate Guarantors (each a “Material Shareholder”), is presently a party to any transaction with the Company and the Corporate Guarantors (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company and the Corporate Guarantors, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Credit Parties or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Credit Parties and any officer, director or employee of the Company and the Corporate Guarantors or any Material Shareholder, or between any of them, relating to the Company or the Corporate Guarantors and their business.

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6.26       Internal Accounting Controls. Each of the Company and the Corporate Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences..

6.27       Acknowledgment Regarding Buyer’s Purchase of the Securities. Each Credit Party acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company and each Guarantor further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Credit Parties further represent to Buyer that the Company’s and each Guarantor’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company, each Guarantor and its representatives.

6.28       Seniority. No indebtedness or other equity or security of the Company and the Corporate Guarantors is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.29       Brokerage Fees. Other than the fees payable to Noble Financial, there is no Person acting on behalf of the Company and the Corporate Guarantors who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.30       No General Solicitation. Neither the Company, the Corporate Guarantors, nor any of their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.31       No Integrated Offering. Neither the Credit Parties, nor any of their Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of such securities to be integrated with prior offerings by the Credit Parties for purposes of the Securities Act.

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6.32       Private Placement. No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Securities.

6.33       Full Disclosure. All the representations and warranties made by the Credit Parties herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Buyer in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by the Credit Parties, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII

COVENANTS

7.1         Negative Covenants.

(a)         Indebtedness. So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the Debentures; (ii) Obligations disclosed in the financial statements provided to the Buyer as of the Effective Date; and (iii) Obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business of the Company and the Corporate Guarantors; provided that, any management or similar fees payable by the Company and the Corporate Guarantors shall be fully subordinated in right of payment to the prior payment in full of the Debentures and the Fee Debenture.

(b)          Encumbrances. So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debenture, the Credit Parties shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company and the Corporate Guarantors, whether owned at the date hereof or hereafter acquired.

(c)          Investments. So long as Buyer owns, legally or beneficially, any of the Debentures, the Company and the Corporate Guarantors shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except following: (i) investments in direct obligations of the United States or any state in the United States; (ii) trade credit extended by the Company and the Corporate Guarantors in their Ordinary Course of Business; (iii) investments existing on the Effective Date and set forth in the financial statements provided to the Buyer; and (iv) capital expenditures first approved by the Buyer in writing, which approval shall not be unreasonably withheld.

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(d)          Issuances. So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debenture, the Company and the Corporate Guarantors shall not, either directly or indirectly, issue any equity, debt or convertible or derivative instruments or securities whatsoever, except upon obtaining Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion. Notwithstanding the foregoing, the Company and the Corporate Guarantor shall be permitted to issue equity or unsecured convertible debt if, immediately following the issuance, there is no Change of Control.

(e)          Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debenture, the Company and the Corporate Guarantors shall not, either directly or indirectly, permit or enter into any transaction involving a “Change of Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, Lease, Encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Company and the Corporate Guarantors in the Ordinary Course of Business of the Company and the Corporate Guarantors. For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company and the Corporate Guarantors which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company and the Corporate Guarantors, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company and the Corporate Guarantors, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Credit Parties; provided, however, this restriction shall not prohibit any Change of Control transaction if the proceeds thereof are used to repay the Debentures in full.

(f)           Distributions; Restricted Payments; Change in Management. Except with respect to (a) the redemption of the Series E Convertible Preferred Stock, (b) payments to the board of directors of Seven and Nine Tenths Percent (7.9%) of the total amount which is otherwise payable to the holders of the Class B Shares of INVT SPE, LLC, a Delaware limited liability company (“INVT SPE”), provided, however, that such aggregate payment is not in an amount in excess of Three Hundred Thousand Dollars ($300,000), so long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debenture, the Company and the Corporate Guarantors shall not, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any distribution to its shareholders, make any distribution of its property or Assets or make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Company and the Corporate Guarantors, or the Company and the Corporate Guarantors’ officers, directors, employees or Material Shareholder; (iv) pay any outstanding indebtedness of the Company and the Corporate Guarantors, except for indebtedness and other Obligations permitted hereunder; (v) increase the annual salary paid to any officers or directors of the Company and the Corporate Guarantors as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer; or (vi) add, replace, remove, or otherwise change any officers or other senior management positions of the Company and the Corporate Guarantors from the officers and other senior management positions existing as of the Effective Date, unless first approved by Buyer in writing, which approval may be granted or withheld or conditioned by Buyer in its sole and absolute discretion. The Company and the Corporate Guarantors shall not pay any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, other than fees payable to Noble Financial.

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(g)          Use of Proceeds. Except as set forth on Schedule 7.1(g), the Credit Parties shall not use any portion of the proceeds of the Debentures, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any indebtedness or other Obligations of the Credit Parties; (ii) to pay any Taxes of any nature or kind that may be due by the Credit Parties; or (iii) to pay any Obligations of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of the Credit Parties, other than salaries payable in the Ordinary Course of Business of the Credit Parties. Each Credit Party covenants and agrees to only use any portion of the proceeds of the purchase and sale of the Debentures for the purposes set forth in the Use of Proceeds Confirmation to be executed by the Company on the Effective Date, unless the Company obtains the prior written consent of the Buyer to use such proceeds for any other purpose, which consent may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.

(h)         Business Activities; Change of Legal Status and Organizational Documents. The Company and the Corporate Guarantors shall not: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its name, organizational identification number (if applicable), its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit their Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

(i)           Transactions with Affiliates. The Company and the Corporate Guarantors shall not enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Ordinary Course of Business of the Company and the Corporate Guarantors and upon fair and reasonable terms that are no less favorable to the Credit Parties than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company and the Corporate Guarantors ..

(j)           Bank Accounts. The Company and the Corporate Guarantors shall not maintain any bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, or any other Person, other than the Company and the Corporate Guarantors’ accounts listed in the attached Schedule 6.22. Specifically, the Company and the Corporate Guarantors may not change, modify, close or otherwise affect any of the accounts listed in Schedule 6.22 without Buyer’s prior written approval, which approval may be withheld or conditioned in Buyer’s sole and absolute discretion.

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7.2        Affirmative Covenants.

(a)          Corporate Existence. The Company and the Corporate Guarantors shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company and the Corporate Guarantors are presently conducting.

(b)          Tax Liabilities. Except as set forth on Schedule 7.2(b), the Credit Parties shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against any Credit Party or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c)          Notice of Proceedings. The Credit Parties shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company and the Corporate Guarantors, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise affecting the Credit Parties or any of their Assets.

(d)         Material Adverse Effect. The Credit Parties shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company and the Corporate Guarantors, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e)          Notice of Default. The Credit Parties shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f)          Maintain Property. The Company and the Corporate Guarantors shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company and the Corporate Guarantors deem appropriate in their reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Company and the Corporate Guarantors shall permit Buyer to examine and inspect such Assets at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Company’s expense, have the right to make additional inspections without providing advance notice.

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(g)          Maintain Insurance. The Company and the Corporate Guarantors shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Company and the Corporate Guarantors which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the Effective Date, the Company and the Corporate Guarantors shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Debentures and the Fee Debenture and type and value of the Assets of the Company and the Corporate Guarantors, shall identify Buyer as sole/lender’s loss payee and as an additional insured. In the event the Company and the Corporate Guarantors fail to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Company and the Corporate Guarantors hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect the Company and the Corporate Guarantors’ interest in such property; and (ii) may not pay any claim made by, or against, the Company and the Corporate Guarantors in connection with such property. The Company and the Corporate Guarantors may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Company and the Corporate Guarantors to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Company and the Corporate Guarantors may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company and the Corporate Guarantors hereunder and under the Debentures to the extent not paid by the Credit Parties.

(h)          ERISA Liabilities; Employee Plans. The Company and the Corporate Guarantors shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Company and the Corporate Guarantors; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Buyer immediately upon receipt by the Company and the Corporate Guarantors of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Buyer of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

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(i)           Reporting Status; Listing. So long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any shares of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, any shares of Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

(j)           Rule 144. With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell shares of Common Stock issuable to Buyer under any Transaction Documents to the public without registration, the Company represents and warrants that:

(i)          the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the First Closing Date (or for such shorter period that the Company was required to file such reports); and (iii) the Company is not currently an issuer defined as a “Shell Company” (as hereinafter defined). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets such a description as defined under Rule 144. In addition, so long as Buyer owns, legally or beneficially, any securities of the Company, the Company shall, at its sole expense:

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(ii)         Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(iii)        furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the shares of Common Stock acquired hereunder or under any other Transaction Documents pursuant to Rule 144 without limitation or restriction; and

(iv)        promptly at the request of Buyer, give the Company’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Buyer of a certificate (a “Rule 144 Certificate”) certifying that Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the shares of Common Stock issuable under any Transaction Document which Buyer proposes to sell (or any portion of such shares which Buyer is not presently selling, but for which Buyer desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and, provided such Securities Being Sold are then eligible for resale pursuant to Rule 144, receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from Buyer and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Buyer or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, all at the Company’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Buyer in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Buyer, shall be paid by the Company, and if not paid by the Company, the Buyer may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to Buyer immediately upon demand therefor, and all such amounts shall be additional Obligations of the company to Buyer secured under the Transaction Documents. In the event that the Company and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Company’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, transfer or re-issue any such Securities Being Sold as instructed by Buyer and its counsel.

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(k)          Matters With Respect to Securities.

(i)       Issuance of Conversion Shares.         The parties hereto acknowledge that pursuant to the terms of the Debentures, Buyer has the right, at its discretion following an Event of Default, to convert amounts due under the Debentures into Common Stock in accordance with the terms of the Debentures. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Debentures (the “Conversion Shares”) to Buyer in connection with the exercise by Buyer of any of its conversion rights under the Debentures, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a “Conversion Notice” (as defined in the Debentures) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Debentures, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Conversion Notice, a certificate of the Common Stock of the Company, registered in the name of Buyer or its nominee, for the number of Conversion Shares to which Buyer shall be then entitled under the Debentures, as set forth in the Conversion Notice.

(ii)      Removal of Restrictive Legends. In the event that Buyer has any shares of the Company’s Common Stock bearing any restrictive legends, and Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by Buyer, and surrender to a common carrier for overnight delivery to the address as specified by Buyer, certificates, registered in the name of Buyer or its designees or nominees, representing the shares of Common Stock to which Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

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(iii)     Authorized Agent of the Company. The Company hereby irrevocably appoints the Buyer and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under Debentures remain outstanding, and so long as the Buyer owns or has the right to receive, any shares of the Company’s Common Stock hereunder or under any Transaction Documents. In this regard, the Company hereby confirms to the Transfer Agent and the Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

(iv)     Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.2(k), the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 7.2(k) by the Company, the Buyer shall be entitled to obtain, in addition to all other rights or remedies Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.2(k).

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(l)          Continued Due Diligence/Field Audits. The Company acknowledges that during the term of this Agreement, Buyer and its agents and representatives undertake ongoing and continuing due diligence reviews of the Company and the Corporate Guarantors and their business and operations. Such ongoing due diligence reviews may include, and the Company and the Corporate Guarantors do hereby agree to allow Buyer, to conduct site visits and field examinations of the office locations of the Company and the Corporate Guarantors, and the Assets and records of each of them, the results of which must be satisfactory to Buyer in Buyer’s sole and absolute discretion. In this regard, in order to cover Buyer’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Buyer may undertake from time to time while this Agreement is in effect, the Company shall pay to Buyer, within five (5) Business Days after receipt of an invoice or demand therefor from Buyer, a fee of up to $10,000 per year (based on four (4) expected filed audits and ongoing due diligence of $2,500 per visit or audit) to cover such ongoing expenses. Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Transaction Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Buyer may conduct site visits, field examinations and other ongoing reviews of the Company and the Corporate Guarantors’ records, Assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of the Company.

7.3         Reporting Requirements. The Credit Parties agree as follows:

(a)           Financial Statements. The Company and the Corporate Guarantors shall at all times maintain a system of accounting capable of producing its individual and consolidated (if applicable) financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to the Buyer or its authorized representatives such information regarding the business affairs, operations and financial condition of the Company and the Corporate Guarantors as Buyer may from time to time request or require, including:

(i)          as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant;

(ii)         as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company;

(iii)        as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of the Company regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company.

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No change with respect to the accounting principles shall be made by the Company and the Corporate Guarantors without giving prior notification to Buyer. The Company and the Corporate Guarantors represent and warrant to Buyer that the financial statements delivered to Buyer at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Company and the Corporate Guarantors in all material respects. Buyer shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Company and the Corporate Guarantors and make extracts therefrom.

(b)          Additional Reporting Requirements. The Company shall provide the following reports and statements to Buyer as follows:

(i)          Income Projections; Variance. On the Effective Date, the Company shall provide to Buyer an income statement projection showing, in reasonable detail, the Company’s income statement projections for the twelve (12) calendar months following the Effective Date (the “Income Projections”). In addition, on the fifth (5th) Business Day of every calendar month after the Effective Date commencing on January 6, 2018, the Company shall provide to Buyer a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(ii)         Use of Proceeds; Variance. On the 5th Business Day of every calendar month after the Effective Date, commencing on January 6, 2018 the Company shall provide to Buyer a report comparing the use of the proceeds from the sale of Debentures set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(iii)        Bank Statements. The Company shall submit to Buyer true and correct copies of all bank statements received by the Company and the Corporate Guarantors within five (5) Business Days after the Company and the Corporate Guarantors’ receipt thereof from its bank.

(iv)        Interim Reports. Promptly upon receipt thereof, the Company shall provide to Buyer copies of interim and supplemental reports, if any, submitted to the Company by independent accountants in connection with any interim audit or review of the books of the Company and the Corporate Guarantors.

(v)         Aged Accounts/Payables Schedules. The Company shall, on the fifth (5th) Business Day of each and every calendar month commencing on January 6, 2018, deliver to Buyer an aged schedule of the accounts receivable of the Company and the Corporate Guarantors , listing the name and amount due from each Person and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the CEO or CFO of the Company. The Company shall, on the fifth (5th) Business Day of each and every calendar month commencing on January 6, 2018, deliver to Buyer an aged schedule of the accounts payable of the Company and the Corporate Guarantors, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the CEO or CFO of the Company.

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(c)          Failure to Provide Reports. So long as Buyer owns, legally or beneficially, any of the Securities, if the Company shall fail to timely provide any reports required to be provided by the Company and/or Guarantors to the Buyer under this Agreement or any other Transaction Document and such failure has not been cured within ten (10) Business Days of notice from the Buyer to the Company, in addition to all other rights and remedies that Buyer may have under this Agreement and the other Transaction Documents, Buyer shall have the right to require, at each instance of any such failure, upon written notice to the Company following the aforementioned cure period, that the Company redeem 2.5% of the aggregate amount of the Advisory Fee then outstanding, which cash redemption payment shall be due and payable by wire transfer of Dollars to an account designated by Buyer within ten (10) Business Days from the date the Buyer delivers such redemption notice to the Company.

(d)          Covenant Compliance. The Company shall, within thirty (30) days after the end of each calendar month, deliver to Buyer a Compliance Certificate, confirming compliance by the Company with the covenants therein, and certified as accurate by an officer of the Company.

(e)          View Only Access. The Company and the Corporate Guarantors shall provide Buyer view only access to any and all accounts listed on the attached Schedule 6.22. In the event the Company and the Corporate Guarantors, with the Buyer’s prior written consent, open any new bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, and/or the Buyer discovers an account of the Company and the Corporate Guarantors that is in existence prior to the Effective Date but is not listed on Schedule 6.22, the Company and the Corporate Guarantors shall provide the Buyer view only access to such account(s) within five (5) Business Days following the opening or discovery of such account(s).

7.4         Fees and Expenses.

(a)          Transaction Fees. The Company agrees to pay to Buyer a transaction advisory fee equal to three percent (3%) of the amount of the Debentures purchased by Buyer at the First Closing (and paid as dispersed as per Schedule A of the Senior Secured Debenture), which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debentures. In the event of any Additional Closings, the Company shall pay to Buyer a transaction advisory fee equal to two percent (2%) of the amount of the Debentures purchased by Buyer at any such Additional Closings, which fee shall be due and payable upon such Additional Closing and withheld from the gross purchase price paid by Buyer for the Debentures at such Additional Closing.

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(b)          Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Seventeen Thousand Five Hundred and No/100 United States Dollars ($17,500.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(c)          Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee based on counsel’s hourly rates, but not less than Twenty Thousand and No/100 United States Dollars ($20,000.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents.

(d)          Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, subordination, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company and the Corporate Guarantors to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Company and the Corporate Guarantors to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

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7.5         Advisory Fee.

(a)         Fee Debenture Advisory Fee. The Company shall pay to the Buyer, in consideration of investment banking and advisory services rendered by the Buyer to the Company prior to the date hereof, which such services the Company hereby acknowledges and agrees that the Buyer has fully rendered to its satisfaction, an advisory fee in the amount of Three Million Five Hundred Thousand and No/100 United States Dollars ($3,500,000) (the “Fee Debenture Advisory Fee”). The Fee Debenture Advisory Fee shall be paid in the form of a Fee Debenture. The Fee Debenture shall be issued by the Company to the Buyer on the Effective Date and shall bear payment dates in accordance with the schedule attached thereto. The principal amount of the Fee Debenture outstanding from time to time shall bear eight percent (8%) interest. Any amount due pursuant to the Fee Debenture which is not paid when due, whether at a stated payment date, by acceleration or otherwise, shall at Buyer’s option bear interest payable on demand at the Default Rate. The obligation to redeem the Fee Debenture shall be an Obligation of Company hereunder, secured by all Transaction Documents, and failure by the Company to redeem the Fee Debenture as hereby provided shall be an immediate Event of Default hereunder and under the other Transaction Documents. The Company’s obligation to redeem the Fee Debenture as hereby provided shall be applicable and effective regardless of the amount or number of Debentures purchased hereunder.

(b)        Profit Sharing Advisory Fee. In addition, the Company shall pay to the Buyer, in consideration of investment banking and advisory services rendered by the Buyer to the Company prior to the date hereof, which such services the Company hereby acknowledges and agrees that the Buyer has fully rendered to its satisfaction, an advisory fee in the amount of Three Million Five Hundred Thousand and No/100 United States Dollars ($3,500,000) (the “Profit Sharing Advisory Fee” and together with the Fee Debenture Advisory Fee, the “Advisory Fee”). Following the payment of the Fee Debenture Advisory Fee, the Profit Sharing Advisory Fee shall be payable to the Buyer upon the Company receiving distributions paid to the Company as holder of the Series B membership units of INVT SPE. 100% of the amount which would otherwise be payable to the Company as holder of the Series B membership units of INVT SPE to the Buyer until such time as the Profit Sharing Advisory Fee is paid in full. Upon the occurrence of an Event of Default, the Profit Sharing Advisory Fee shall be due and owing to the Buyer immediately. The Profit Sharing Advisory Fee shall constitute an additional Obligation hereunder.

7.6        Subsidiaries. Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of any Credit Party following the date hereof, within ten (10) Business Days of such event, shall become an additional party hereto and guarantor of the Company’s Obligation hereunder, and the Company shall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Buyer shall require. “Subsidiary” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock/units having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

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ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1         Buyer shall have executed the Transaction Documents and delivered them to the Company.

8.2         The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

8.3         The Company shall have received such certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those located in the State of Delaware, as the Company may require in order to evidence such Governmental Authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Debentures contemplated hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Debentures at the Closings is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1         First Closing. The obligation of the Buyer hereunder to purchase the Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)          The Company, each Guarantor and/or the Chief Executive Officer (as applicable) shall have executed and delivered the Transaction Documents applicable to the First Closing and delivered the same to the Buyer.

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(b)          The representations and warranties of the Company and the Corporate Guarantors shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and the Corporate Guarantors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Corporate Guarantors at or prior to the First Closing Date.

(c)          The Buyer shall have issued an irrevocable issuance instruction letter and board resolution, authorizing the issuance of shares issuable pursuant to the Debenture and the Fee Debenture and irrevocably directing its Transfer agent to issue and deliver shares issuable pursuant to the Debenture and the Fee Debenture to Buyer or its designee.

(d)          The Buyer shall have received an opinion of counsel from counsel to the Company and the Corporate Guarantors in a form satisfactory to the Buyer and its counsel.

(e)          The Buyer shall have received evidence in a form satisfactory to the Buyer that the Company has authorized the Buyer to publish such press releases with respect to this Agreement and the instant transaction, including, but not limited to, a copy of an email delivered to Marketwire.com by the Company whereby the Company authorizes the Buyer to use its name and, if applicable, stock symbol, in connection with current or future press releases.

(f)          The Company and the Corporate Guarantors shall have executed and delivered to Buyer a closing certificate, certified as true, complete and correct by an officer of the Company and the Corporate Guarantors , in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company and the Corporate Guarantors from the secretary of state (or comparable office) from the jurisdiction in which the each Company and the Corporate Guarantors is formed; (ii) the Company and the Corporate Guarantors ’ Organizational Documents; (iii) copies of the resolutions of the board of directors of the Company and the Corporate Guarantors as adopted by the Company and the Corporate Guarantors’ board of directors or managers, in a form acceptable to Buyer; and (iv) resolution of the Corporate Guarantor’s shareholders, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to the Buyer.

(g)          No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(h)           The Buyer shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation or residency, as applicable, of the Company and the Corporate Guarantors, dated such a date as is reasonably acceptable to Buyer, listing all effective financing statements which name the Company and the Corporate Guarantors, under their present name and any previous names, as debtors, together with copies of such financing statements.

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(i)          The Company and the Corporate Guarantors shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

9.2         Additional Closing. Provided the Buyer is to purchase additional Debentures in accordance with Section 4.4 at an Additional Closing, the obligation of the Buyer hereunder to accept and purchase the Debentures at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions:

(a)          The Credit Parties shall have executed the Transaction Documents applicable to the Additional Closing and delivered the same to the Buyer.

(b)          The representations and warranties of the Credit Parties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Credit Parties shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Credit Parties at or prior to the Additional Closing Date.

(c)          No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(d)          No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

(e)          The Credit Parties shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

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ARTICLE X

INDEMNIFICATION

10.1      Company’s and the Corporate Guarantors’ Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s and the Corporate Guarantors’ other obligations under this Agreement, the Company and each Guarantor hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and Company and each Guarantor does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company and each Guarantor hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company and the Corporate Guarantors in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company and the Corporate Guarantors contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, or the status of the Buyer or holder of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company and the Corporate Guarantors may be unenforceable for any reason, the Company and the Corporate Guarantors shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

ARTICLE XI

MISCELLANEOUS

11.1      Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Inventergy Global, Inc.
19925 Stevens Creek Blvd., #100
Cupertino, CA 95014
Attention: Joe Beyers
E-Mail: joe@inventergy.com

With a copy to:	Ellenoff Grossman & Schole LLP
(which shall not constitute notice)	1345 Avenue of the Americas
New York, NY 10105
Attention: Robert Charron, Esq.
E-mail: rcharron@egsllp.com

37

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2       Obligations Absolute. None of the following shall affect the Obligations of the Company and the Corporate Guarantors to Buyer under this Agreement, Buyer’s rights with respect to the Collateral or any other Transaction Documents:

(a)          acceptance or retention by Buyer of other property or any interest in property as security for the Obligations;

(b)          release by Buyer of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Company and the Corporate Guarantors);

(c)          release, extension, renewal, modification or substitution by Buyer of the debentures or any other Transaction Documents; or

(d)          failure of Buyer to resort to any other security or to pursue the Company or any other obligor liable for any of the Obligations of the Company and the Corporate Guarantors hereunder before resorting to remedies against the Collateral.

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11.3       Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Company, the Corporate Guarantors and Buyer in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Company, the Corporate Guarantors and Buyer. No promises, either expressed or implied, exist between the Company, the Corporate Guarantors and Buyer, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

11.4       Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents, or consent to any departure by the Company or the Corporate Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only for the specific purpose for which given.

11.5       WAIVER OF JURY TRIAL. BUYER, THE COMPANY AND THE CORPORATE GUARANTORS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY AND/OR THE GUARNATORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER PURCHASING THE DEBENTURES.

11.6       MANDATORY FORUM SELECTION. TO INDUCE BUYER TO PURCHASE THE DEBENTURES, THE COMPANY AND GUARANTORS IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, BUYER MAY, AT BUYER’S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH CREDIT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AND GUARANTORS AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

39

11.7       Assignability. Buyer may at any time assign Buyer’s rights in this Agreement, the Debentures, any Transaction Document, or any part thereof and transfer Buyer’s rights in any or all of the Collateral, and Buyer thereafter shall be relieved from all liability with respect to such Collateral. In addition, Buyer may at any time sell one or more participations in the Debentures. The Company and the Corporate Guarantors may not sell or assign this Agreement, any Transaction Document or any other agreement with Buyer, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Buyer, which consent may be withheld or conditioned in Buyer’s sole and absolute discretion. This Agreement shall be binding upon Buyer, the Corporate Guarantors and the Company and their respective legal representatives, successors and permitted assigns. All references herein to a Company or the Corporate Guarantors shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Company”, or “Guarantor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

11.8       Publicity. Buyer shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Company; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Company shall use its best efforts to consult Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof. Buyer shall have the right to make any press release with respect to the transactions contemplated hereby without Company’s approval. In addition, with respect to any press release to be made by Buyer, the Company hereby authorizes and grants blanket permission to Buyer to include the Company’s stock symbol, if any, in any press releases. The Company shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Buyer in connection with any such press releases.

11.9       Binding Effect. This Agreement shall become effective upon execution by the Company, the Corporate Guarantors and Buyer.

11.10     Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 11.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

40

11.11     Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11     Survival of Company’s and the Corporate Guarantors’ Representations. All covenants, agreements, representations and warranties made by the Company and the Corporate Guarantors herein shall, notwithstanding any investigation by Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Debentures, and shall be deemed to be continuing representations and warranties until such time as the Company and the Corporate Guarantors have fulfilled all of its Obligations to Buyer hereunder and under all other Transaction Documents, and Buyer has been indefeasibly paid in full.

11.12     Time of Essence. Time is of the essence in making payments of all amounts due Buyer under this Agreement and the other Transaction Documents and in the performance and observance by the Company and the Corporate Guarantors of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

11.13     Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and Corporate Guarantors hereby agree to fully, finally and forever release and forever discharge and covenant not to sue Buyer, and/or any other Buyer Indemnified Parties from any and all Claims, debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, causes of action, suits, Proceedings, liabilities, expenses, Obligations or Contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Effective Date, including, without limiting the generality of the foregoing, any and all Claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including each of the Transaction Documents, entered into by the Company and the Corporate Guarantors with Buyer and any and all Claims that the Company and the Corporate Guarantors do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Transaction Documents.

41

11.15     Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

11.16     Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

11.17      Termination. Upon payment in full of all outstanding Debentures purchased hereunder, together with all other charges, fees and costs due and payable under this Agreement or under any of the Transaction Documents, the Company shall have the right to terminate this Agreement upon written notice to the Buyer, provided, however, that if such termination occurs within the ninety (90) days after the First Closing Date, then the Company shall pay to Buyer as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to five percent (5.0%) of the amount of Debentures purchased hereunder. The parties agree that the amount payable to pursuant to this Section 11.17 is a reasonable calculation of Buyer’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of this Agreement.

11.18     Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.19     Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

42

11.20     Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.21     Further Assurances. The Company and the Corporate Guarantors will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Buyer to carry out the intent and purposes of this Agreement.

11.22     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

43

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

INVENTERGY GLOBAL, INC.

By:	/s/ Joe Beyers
Name: Joe Beyers
Title: Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Joe Beyers, the Chief Executive Officer of Inventergy Global, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

44

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Master Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

45

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

INVENTERGY, INC.

By:	/s/ Joe Beyers
Name:	Joe Beyers
Title:	Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Joe Beyers, Chief Executive Officer of Inventergy, Inc., a Delaware corporation who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

46

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

EON COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Joe Beyers
Name:	Joe Beyers
Title:	Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Joe Beyers, Chief Executive Officer of eOn Communications Systems, Inc., a Delaware corporation who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

47

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

INVENTERGY HOLDING, LLC

By:	/s/ Joe Beyers
Name:	Joe Beyers
Title:	Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Joe Beyers, Chief Executive Officer of Inventergy Holdings, LLC, a Delaware limited liability company who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

48

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

INVENTERGY INNOVATIONS, LLC

By:	/s/ Joe Beyers
Name:	Joe Beyers
Title:	Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Joe Beyers, Chief Executive Officer of Inventergy Innovations, LLC, a Delaware limited liability company who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

49

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

INVENTERGY LBS, LLC

By:	/s/ Joe Beyers
Name:	Joe Beyers
Title:	Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Joe Beyers, Chief Executive Officer of Inventergy LBS, LLC, a Delaware limited liability company who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

50

EXHIBIT A

FORM OF DEBENTURE

51

EXHIBIT B

FORM OF SECURITY AGREEMENT

52

EXHIBIT C

FORM OF GUARANTY AGREEMENT

53

EXHIBIT D

FORM OF PLEDGE AGREEMENT

54

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

55

EXHIBIT F

FORM OF INSTRUCTION LETTER

56

EXHIBIT G

FORM OF FEE DEBENTURE

57

EXHIBIT H

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTION LETTER

58

EXHIBIT I

FORM OF USE OF PROCEEDS CONFIRMATION

59

EXHIBIT J

FORM OF VALIDITY CERTIFICATE

60

SCHEDULE 6.1

SUBSIDIARIES

[BORROWER TO PROVIDE]

61

SCHEDULE 6.4

CAPITALIZATION

[BORROWER TO PROVIDE]

62

SCHEDULE 6.11

LIABILITIES AND INDEBTEDNESS

[BORROWER TO PROVIDE]

63

SCHEDULE 6.13

REAL PROPERTY

[BORROWER TO PROVIDE]

64

SCHEDULE 6.16

INTELLECTUAL PROPERTY

[BORROWER TO PROVIDE – PLEASE INCLUDE THE REGISTRATION AND/OR SERIAL NUMBER FOR EACH]

65

SCHEDULE 6.22

BANK ACCOUNTS; BUSINESS LOCATIONS

Bank:

Account Name:

Routing Number:

Account Number:

Authorized Signatories:

Bank:

Account Name:

Routing Number:

Account Number:

Authorized Signatories:

Business Location(s):

66

SCHEDULE 7.1(F)

DISTRIBUTIONS; RESTRICTED PAYMENTS; CHANGE IN MANAGEMENT

[BORROWER TO PROVIDE]

67

SCHEDULE 7.1(G)

USE OF PROCEEDS

[BORROWER TO PROVIDE]

68

SCHEDULE 7.2(B)

TAX LIABILITIES

[BORROWER TO PROVIDE]

69